LOAN NO. 400030964

                                      NOTE
                                  (FIXED RATE)

$13,300,000                                                      August 14, 1998


     FOR VALUE RECEIVED JAGI CLEVELAND - HUDSON, LLC, a Delaware limited liability company (hereinafter referred to as "Maker"), promises to pay to the order of AMRESCO CAPITAL, L.P., a Delaware limited partnership, its successors and assigns (hereinafter referred to as "Payee"), at the office of Payee or its agent, designee, or assignee at 700 North Pearl Street, Suite 2400, LB#342, Dallas, Texas 75201-7424, Attention: Loan Servicing, or at such place as Payee or its agent, designee, or assignee may from time to time designate in writing, the principal sum of Thirteen Million Three Hundred Thousand and No/100 Dollars ($13,300,000), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (hereinafter defined) at all times prior to the occurrence of an Event of Default (as defined in the Mortgage [hereinafter defined]), and to be paid in installments as follows:

          1. A payment of interest only on the date hereof for the period from the date hereof through the last day of the current calendar month, both inclusive;

          2. A constant payment (the "Monthly Payment"), in arrears, of $103,445.77, on the first day of October, 1998 and on the first day of each calendar month thereafter up to and including the month immediately preceding the Maturity Date stated below, which Monthly Payment is calculated using an amortization period of twenty-five (25) years;

and the balance of said principal sum, together with accrued and unpaid interest and any other amounts due under this Note shall be due and payable on the first day of September, 2008 or upon earlier maturity hereof whether by acceleration or otherwise (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated on the basis of the actual number of days elapsed in the applicable calendar month multiplied by a daily rate based upon a 360 day year, and in any event interest calculated with reference to the maximum rate permitted by applicable law shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on a year of 365/366 days (as applicable). Monthly Payments under this Note shall be applied first, to the payment of interest and other costs and charges due in connection with this Note or the Debt (as hereinafter defined), as Payee may determine in its sole discretion, and the balance shall be applied toward the reduction of the principal sum. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

     The term "Applicable Interest Rate" means from the date of this Note through and including the Maturity Date a rate of eight and 09/100ths percent (8.09%) per annum.

     This Note is secured by, and Payee is entitled to the benefits of, the Mortgage, the Assignment, the Security Agreement, the Environmental Agreement and the other Loan Documents (hereinafter defined). The term "Mortgage" means the Mortgage and Security Agreement dated the date hereof given by Maker for the use and benefit of Payee covering the fee estate of Maker in certain premises as more particularly described therein (the "Mortgaged Property"). The term "Other Mortgages" means that certain Second Mortgage and Security Agreement of even date herewith granted by JAGI Cleveland - Independence, LLC, a Delaware limited partnership ("JAGI Independence"), to Payee and encumbering premises located in the City of Independence, County of Cuyahoga, State of Ohio and other property more particularly described therein (the "Independence Property"), that certain Second Mortgage and Security Agreement of even date herewith granted by JAGI Montrose West, LLC, a Delaware limited partnership ("JAGI Montrose), to Payee and encumbering premises located in the Township of Copley, County of Summit, State of Ohio and other property more particularly described therein (the "Copley Property"), and that certain Second Mortgage and Security Agreement of even date herewith granted by JAGI North Canton, LLC, a Delaware limited partnership ("JAGI Canton"), to Payee and encumbering premises located in the Township of Jackson, County of Stark, State of Ohio and other property more particularly described therein (the "Jackson Property"). The Independence Property, the Copley Property, and the Jackson Property sometimes collectively are referred to as the "Other Properties"). The term "Assignment" means the Assignment of Leases and Rents of even date herewith executed by Maker in favor of Payee. The term "Security Agreement" means the Security Agreement of even date herewith executed by Maker in favor of Payee covering a security interest in all collateral as more particularly described therein. The term "Environmental Agreement" means the Environmental Liabilities Agreement of even date herewith executed by Maker in favor of Payee. The term "Loan Agreement" means the Loan Agreement of even date herewith by and among Payee, Borrower, JAGI Independence, JAGI Montrose, and JAGI Canton. The term "Loan Documents" refers collectively to this Note, the Loan Agreement, the Mortgage, the Other Mortgages, the Assignment, the Security Agreement, the Environmental Agreement and any and all other documents executed in connection with this Note or now or hereafter executed by Maker and/or others and by or in favor of Payee, which wholly or partially secure or guarantee payment of this Note or pertain to indebtedness evidenced by this Note.

     If any installment payable under this Note (including the final installment due on the Maturity Date) is not received by Payee within five (5) days after the date on which it is due (without regard to any applicable cure and/or notice period), Maker shall pay to Payee upon demand an amount equal to the lesser of
(a) five percent (5%) of such unpaid sum or (b) the maximum amount permitted by applicable law to defray the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment, and such amount shall be secured by the Loan Documents. The term "Debt" means, collectively, (i) the unpaid principal balance of and the accrued but unpaid interest on this Note, (ii) all other sums due, payable or reimbursable to Payee under the Loan Documents (including, without limitation, sums due or payable by Maker for deposit into the Tax and Insurance Escrow Fund [as defined in the Mortgage], the Replacement Escrow Fund [as defined in the Mortgage], and any other escrows established or required under the Loan Documents), and (iii) any and all other liabilities and obligations of Maker under this Note or the other Loan Documents.

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

     So long as an Event of Default exists, Payee may, at its option, without notice or demand to Maker, declare the Debt immediately due and payable. All remedies hereunder, under the Loan Documents and at law or in equity shall be cumulative. In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security for the Debt or to defend against any claims asserted by Maker arising from or related to the Loan Documents, Maker also agrees to pay to Payee on demand all costs of collection or defense incurred by Payee, including reasonable attorneys' fees for the services of counsel whether or not suit be brought.

     Upon the occurrence of an Event of Default (remaining uncured after the giving of any notice and the expiration of any cure period expressly provided for in the Mortgage as a condition precedent to the exercise of remedies thereunder) Maker shall pay interest on the entire unpaid principal sum and any other amounts due under the Loan Documents at the rate equal to the lesser of
(a) the maximum rate permitted by applicable law, or (b) the greater of (i) five percent (5%) above the Applicable Interest Rate or (ii) five percent (5%) above the Prime Rate (hereinafter defined), in effect at the time of the occurrence of the Event of Default (the "Default Rate"). The term "Prime Rate" means the prime rate reported in the Money Rates section of The Wall Street Journal. In the event that The Wall Street Journal should cease or temporarily interrupt publication, the term "Prime Rate" shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing and general circulation chosen by Payee. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Payee shall select a comparable interest rate index which is readily available and verifiable to Maker but is beyond Payee's control. The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of a sum of money determined by Payee to be sufficient to cure the Event of Default. Amounts of interest accrued at the Default Rate shall constitute a portion of the Debt, and shall be deemed secured by the Loan Documents. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default.

     The principal balance of this Note may not be prepaid in whole or in part (except with respect to the application of casualty or condemnation proceeds) until after the Permitted Prepayment Date (hereinafter defined). At any time after the date occurring three years after the first scheduled payment date under this Note (the "Permitted Prepayment Date") and provided no Event of Default exists, (a) Maker may voluntarily defease all of the Debt provided that the conditions set forth in the Loan Agreement with respect to full defeasance are satisfied, and (b) Maker shall defease that portion of the Debt, if any, required by the terms of the Loan Agreement to be defeased in connection with
(i) the voluntary defeasance of any one or more of the Other Notes (defined in the Mortgage), and (ii) the transfer of the Mortgaged Property to a transferee who assumes the obligations of Maker under the Loan Documents as permitted by
Section 12(c) of the Mortgage and by the terms of the Loan Agreement (each of the partial defeasances referred to in this clause (b) being referred to as a "Required Ancillary Partial Defeasance"). Any such defeasance (hereinafter, a "Defeasance Event") may be accomplished only by providing Payee with Defeasance Collateral (as defined below) that produce payments which replicate the

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Scheduled Defeasance Payments (as defined below). Each Defeasance Event by the
Maker shall be subject to the satisfaction of the following conditions precedent:

          (1) Maker shall provide not less than thirty (30) days prior written notice to Payee specifying a regularly scheduled payment date (the "Defeasance Date") on which the Defeasance Event is to occur. Such notice shall indicate the principal amount of the Note to be defeased;

          (2) Maker shall pay to Payee all accrued and unpaid interest on the principal balance of the Note to but not including the Defeasance Date. If for any reason the Defeasance Date is not a regularly scheduled payment date, the Maker shall also pay interest that would have accrued on the Note through the next regularly scheduled payment date;

          (3) Maker shall pay to Payee all other sums, not including scheduled interest or principal payments, due to Payee under the Note, the Mortgage, and the other Loan Documents;

          (4) Maker shall pay to Payee the principal amount of the Note to be defeased together with an additional amount (the "Yield Maintenance Premium") such that the aggregate amount (the "Defeasance Deposit") is sufficient to purchase direct, non-callable obligations of the United States of America (the "Defeasance Collateral") that provide payments on or prior, but as close as possible, to all successive scheduled payment dates after the Defeasance Date upon which interest and/or principal payments are due under the Note (including the amounts due on the Maturity Date), in the case of a Defeasance Event for the entire outstanding principal balance of the Note, or the Defeased Note (as defined below), in the case of a Defeasance Event for only a portion of the outstanding principal balance of the Note, as applicable, and in amounts equal to the scheduled payments due on such dates and on the Maturity Date under the Note or the Defeased Note, as applicable (the "Scheduled Defeasance Payments"), for the Defeasance Event;

          (5) In the event only a portion of the principal balance of the Note is the subject of the Defeasance Event, Maker shall prepare all necessary documents to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the defeased portion of the original Note (the "Defeased Note") and the other note having a principal balance equal to the undefeased portion of the Note (the "Undefeased Note"). The Defeased Note and Undefeased Note shall have identical terms as the Note except for the principal balance. A Defeased Note cannot be the subject of any further Defeasance Event;

          (6) Maker shall deliver to Payee on or prior to the Defeasance Date:

               (A) an executed security agreement, in form and substance satisfactory to Payee, creating a first priority lien on the Defeasance Deposit and the Defeasance Collateral (the "Defeasance Security Agreement");

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

               (B) an executed security agreement, in form and substance satisfactory to the holders of the Other Notes, creating a lien on the Defeasance Deposit and the Defeasance Collateral (the "Subordinate Defeasance Security Agreement") in their favor and subordinate only to the lien of the Defeasance Security Agreement, which Subordinate Defeasance Security Agreement shall provide on a pro rata basis security for repayment of the Other Notes.

               (C) an opinion of counsel for Maker in form and substance satisfactory to Payee and the holders of the Other Notes in their sole discretion stating, among other things, that Maker has legally and validly transferred and assigned the Defeasance Collateral and all obligations, rights and duties under and to the Note or Defeased Note (as applicable) to the Successor Borrower (as defined below), that Payee has a perfected first priority security interest in the Defeasance Deposit and the Defeasance Collateral delivered by Maker, that the holders of the Other Notes have a perfected security interest in the Defeasance Deposit and the Defeasance Collateral subject and subordinate only to the first priority security interest of Payee therein under the Defeasance Security Agreement, and that any REMIC Trust or REMIC Trusts formed pursuant to Section 860D of the Internal Revenue Code of 1986, as amended from time to time, or any successor statute (the "Code") that holds the Note and the Other Notes will not fail to maintain its status as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of Section 860D of the Code as a result of such Defeasance Event;

               (D) a certificate of Maker certifying that all requirements relating to defeasance set forth in this Note, the Loan Agreement, and any other Loan Documents have been satisfied;

               (E) such other certificates, documents or instruments as Payee may reasonably request; and

          (7) Maker shall pay all costs and expenses of Payee and the holders of the Other Notes incurred in connection with the Defeasance Event, including any costs and expenses associated with a release of the lien of the Mortgage as provided below as well as reasonable accountants' and attorneys' fees and expenses.

     In connection with each Defeasance Event, Maker hereby appoints Payee as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase the Defeasance Collateral. Payee shall receive written confirmation from independent accountants as to the sufficiency of such Defeasance Collateral to provide the payments as described above. Maker, pursuant to the Defeasance Security Agreement or other appropriate document, shall authorize and direct that the payments received from the Defeasance Collateral may be made directly to the account maintained by, or for the benefit of, Payee (unless otherwise directed by Payee) and applied to satisfy the obligations of Maker or Successor Borrower under the Note, the Defeased Note, or the Other Notes, as applicable. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the Defeasance Collateral and satisfy Maker's obligations shall be remitted to Maker (or to the holders of the Other Notes if required by the terms of the Subordinate Defeasance Security Agreement).

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

     Except as set forth in this Note, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the lien of the Mortgage on the Mortgaged Property.

     If the Maker has elected to defease the entire Note and the conditions precedent listed above and all other terms and conditions set forth herein have been satisfied, the Mortgaged Property shall be released from the lien of the Mortgage and the Defeasance Collateral, pledged pursuant to the Defeasance Security Agreement, shall be the sole source of collateral securing the Note.

     In connection with the release of the lien, the Maker shall submit to Payee, not less than thirty (30) days prior to the Defeasance Date, releases for execution by Payee of the Mortgage and related Loan Documents constituting a lien upon, or security interest in, the Mortgaged Property and releases of the Second Mortgage and the Second Security Agreement (as both are defined in the Loan Agreement) constituting a lien upon, or a security interest in, the Mortgaged Property. Such releases shall be in form appropriate in the jurisdiction in which the Mortgaged Property is located and satisfactory to Payee and the holders of the Other Notes in their sole discretion. In addition, Maker shall pay all recording costs, fees and expenses associated with recording the release of lien. Maker shall provide all other documentation Payee and the holders of the Other Notes reasonably requires to be delivered by Maker in connection with such releases, together with a certificate certifying that such documentation (i) is in compliance with all applicable laws, and (ii) will effect such release in accordance with the terms of this Note.

     Payee, at Maker's expense, may form or, at Payee's request, Maker shall form a special -purpose bankruptcy remote entity (the "Successor Borrower") to be the obligor under the Note or the Defeased Note, as applicable. Maker shall, at Payee's request, assign all of its obligations and rights under the Note to the Successor Borrower. In connection therewith, the Successor Borrower shall execute an assumption agreement in form and substance satisfactory to Payee in its sole discretion pursuant to which it shall assume Maker's obligations under the Note or the Defeased Note, as applicable, the Defeasance Security Agreement, and the Subordinate Defeasance Security Agreement, and Maker and any guarantors shall be released from their obligations with respect to such assumed documents. The sole assets of the Successor Borrower shall be Defeasance Collateral. In connection with such assignment and assumption, Maker shall:

          (1) deliver to Payee and the holders of the Other Notes an opinion of counsel in form and substance and delivered by counsel satisfactory to Payee in its sole discretion stating, among other things, that such assumption agreement is enforceable against Maker and the Successor Borrower in accordance with its terms, that the Note, the Defeasance Security Agreement, the Subordinate Defeasance Security Agreement, and any other documents executed in connection with such defeasance are enforceable against the Successor Borrower in accordance with their respective terms and that the delivery of the Defeasance Deposits and transfer of the Defeasance Collateral to Successor Borrower does not constitute a fraudulent conveyance or a preference payment under applicable bankruptcy law;

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          (2) pay all costs and expenses incurred by Payee, the holders of the
     Other Notes, or their agents in connection with such assignment and assumption (including, without limitation, any fees and disbursements of legal counsel); and

          (3) pay $1,000 to the Successor Borrower as consideration for assuming the obligations under the Note, the Defeasance Security Agreement, and the Subordinate Defeasance Security Agreement and a defeasance processing fee in an amount equal to one-half of one percent (.5%) of the original outstanding principal balance of the Note but in no event less than (a) $10,000 or greater than (b) $20,000, to the servicer of the Note; provided, notwithstanding anything to the contrary herein or in the Loan Documents, no other assumption fee shall be payable by Maker in connection with such assumption.

     If, prior to the Maturity Date and following the occurrence of any Event of Default, Maker shall tender payment of an amount sufficient to satisfy all or any portion of the Debt, such tender by Maker shall be deemed to be a voluntary prepayment under this Note in the amount tendered and Maker shall pay, in addition to the Debt, an amount equal to the Yield Maintenance Premium that would be required if a Defeasance Event had occurred, together with all other amounts Maker is obligated to pay if a Defeasance Event had occurred. If a complete or partial prepayment results from the application to the Debt of the casualty or condemnation proceeds from the Mortgaged Property or as the result of a Required Ancillary Partial Defeasance, no prepayment consideration will be imposed. Partial prepayments of principal resulting from the application of casualty or insurance proceeds to the Debt or as the result of a Required Ancillary Partial Defeasance shall not change the amounts of subsequent monthly installments nor change the dates on which such installments are due, unless Payee shall otherwise require in writing. Notwithstanding any provision herein to the contrary, Maker shall have the additional privilege to prepay the entire principal balance of this Note (together with any other sums constituting the Debt) on any scheduled payment date during the three (3) months preceding the Maturity Date (the "Open Prepayment Period") without any fee or consideration for such privilege. If any such notice of prepayment is given, the principal balance of this Note and the other sums required under this paragraph shall be due and payable on the selected prepayment date.

         It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note and the other Loan Documents, or if Payee's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and

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thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance and detention of the indebtedness evidenced hereby and by the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum rate permitted under applicable law from time to time in effect and applicable to the indebtedness evidenced hereby for so long as such indebtedness remains outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     Except as specifically provided in the Loan Documents, Maker and any endorsers, sureties or guarantors hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non-payment, all applicable exemption rights, valuation and appraisement, notice of demand, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and the bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof. Maker and any surety, endorser or guarantor hereof agree (i) that the time for any payments hereunder may be extended from time to time without notice and consent, (ii) to the acceptance of further collateral, (iii) the release of any existing collateral for the payment of this Note, (iv) to any and all renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and/or (v) that additional makers, endorsers, guarantors or sureties may become parties hereto all without notice to them and without in any manner affecting their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Maker under this Note or any endorser or guarantor hereof even though the Maker or such endorser or guarantor is not a party to such agreement.

     Failure of Payee to exercise any of the options granted herein to Payee upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event. The acceptance by Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Payee at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Payee.

     Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications below, Payee and Maker agree that:

     (A) Maker shall be liable upon the Debt and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of the Debt and/or the other obligations of Maker under the Loan Documents (collectively with the Mortgaged Property, the "Security Property"), provided, however, in the event (i) of fraud or material misrepresentation by Maker or guarantors in

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connection with the loan evidenced by this Note, or (ii) the first full monthly payment on the Note is not paid when due, the limitation on recourse set forth in this Section (A) will be null and void and completely inapplicable, and this Note shall be with full recourse to Maker;

     (B) if a default occurs in the timely and proper payment of all or any part of the Debt, any judicial proceedings brought by Payee against Maker shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of the Debt and/or the other obligations of Maker under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Maker other than the Security Property, except with respect to the liability described in Section (A) above and in Section (C) below; and

     (C) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of the Debt, no judgment for any deficiency upon the Debt shall be sought or obtained by Payee against Maker, except with respect to the liability described in Section (A) above and below in this Section (C); provided that, notwithstanding the foregoing provisions of this section, nothing contained therein shall in any manner or way release, affect or impair the right of Payee to recover, and Maker shall be fully and personally liable and subject to legal action for any loss, cost, expense, damage, claim or other obligation (including without limitation reasonable attorneys' fees and court costs) incurred or suffered by Payee arising out of or in connection with the following:

          1. any breach of the Environmental Agreement, including the indemnification provisions contained therein;

          2. Maker's failure to obtain Payee's prior written consent to (a) any subordinate financing or any other encumbrance on the Mortgaged Property, or (b) any transfer of the Mortgaged Property or majority ownership in Maker in violation of the Mortgage;

          3. any litigation or other legal proceeding related to the Debt that delays or impairs Payee's ability to preserve, enforce or foreclose its lien on the Security Property, including, but not limited to, the filing of a voluntary or involuntary petition concerning Maker under 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"), in which action a claim, counterclaim, or defense is asserted against Payee, other than any litigation or other legal proceeding in which a final, non-appealable judgment for money damages or injunctive relief is entered against Payee;

          4. Maker's failure to pay required taxes, assessments, and insurance premiums payable with respect to the Mortgaged Property or to maintain the required escrows therefor, to the extent that monies are not paid by Maker in escrow for the payment of such amounts, except for any amounts applicable to the period after foreclosure of Payee's lien on the Mortgaged Property, or the delivery by Maker of a deed to the Mortgaged Property in lieu of foreclosure (which deed has been accepted by Payee in writing), or the appointment of a receiver for the Mortgaged Property;

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

          5. the gross negligence or willful misconduct of Maker, its agents, affiliates, officers or employees which causes or results in a diminution, or loss of value, of the Security Property that is not reimbursed by insurance or which gross negligence or willful misconduct exposes Payee to claims, liability or costs of defense in any litigation or other legal proceeding;

          6. the seizure or forfeiture of the Security Property, or any portion thereof, or Payee's interest therein, resulting from criminal wrongdoing by any person or entity other than Payee under any federal, state or local law;

          7. (a) any physical waste of the Mortgaged Property caused by the intentional or grossly negligent act(s) or omission(s) of Maker, its agents, affiliates, officers and employees, (b) the failure by Maker to maintain, repair or restore any part of the Mortgaged Property as may be required by the Mortgage or any of the other Loan Documents to the extent of all gross revenues that have been generated by the Mortgaged Property following the date which is eighteen (18) months prior to notice to Maker from Payee of such failure to maintain, repair or restore any part of the Mortgaged Property and that have not been applied to pay any portion of the Debt, reasonable and customary operating expenses and capital expenditures for the Mortgaged Property paid to third parties not affiliated (directly or indirectly) with Maker, taxes and insurance premiums for the Mortgaged Property and escrows deposited with Payee, or (c) the removal or disposal of any portion of the Mortgaged Property after an Event of Default under the Loan Documents to the extent such Mortgaged Property is not replaced by Maker with like property of equivalent value, function and design;

          8. Maker's misapplication or conversion of any insurance proceeds paid by reason of any loss, damage or destruction to the Mortgaged Property and any awards or amounts received in connection with the condemnation of all or a portion of the Mortgaged Property and not used by Maker for restoration or repair of the Mortgaged Property;

          9. Maker's failure to pay in accordance with the terms of the Mortgage any charges for labor or materials or other charges for work performed or materials furnished prior to foreclosure that can create liens on any portion of the Mortgaged Property, to the extent of the amount rightfully claimed by the lien claimant, or found in any legal proceeding to be owed to the lien claimant, and not so paid;

          10. Maker's failure to deliver any security deposits collected with respect to the Mortgaged Property to Payee or any other party entitled to receive such security deposits under the Loan Documents, following an Event of Default; and

          11. any rents (including advanced or prepaid rents), issues, profits, accounts or other amounts generated by or related to the Mortgaged Property attributable to, or accruing after an Event of Default, which amounts were collected by Maker or its property manager and not turned over to the Payee or used to pay unaffiliated third parties for reasonable and customary operating expenses and capital expenditures for the Mortgaged Property, taxes and insurance premiums with respect to the Mortgaged Property and any other amounts required to be paid under the Loan Documents with respect to the Mortgaged Property.

     Nothing contained in the foregoing Sections (A), (B) or (C) shall (1) be deemed to be a release or impairment of the Debt or the lien of the Loan Documents upon the Security Property, or (2) preclude Payee from foreclosing under the Loan Documents in case of any default or from enforcing any of the other rights of Payee, including naming Maker as a party defendant in any action or suit for foreclosure and sale under the Mortgage, or obtaining the appointment of a receiver, except as stated in this section, or (3) limit or impair in any way whatsoever the Guaranty (the "Guaranty") of even date executed and delivered in connection with the indebtedness evidenced by this Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to the Guaranty.

     Nothing herein shall be deemed to be a waiver of any right which Payee may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Loan Documents or to require that all collateral shall continue to secure all of the Debt owing to Payee in accordance with this Note and the other Loan Documents.

     Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note and the other Loan Documents and that this Note and the other Loan Documents constitute legal, valid and binding obligations of Maker. Maker further represents that the loan evidenced by the Loan Documents was made for business or commercial purposes and not for personal, family or household use.

     All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner and be effective as specified in the Mortgage, directed to the parties at their respective addresses as provided therein.

     References to particular sections of the Loan Documents shall be deemed references to such sections as affected by other provisions of the Loan Documents relating thereto.

     Payee shall have the unrestricted right at any time or from time to time to sell this Note and the loan evidenced by this Note and the Loan Documents or participation interests therein. Maker shall execute, acknowledge and deliver any and all instruments requested by Payee to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this Note is outstanding upon the terms and provisions set out in this Note and the other Loan Documents. To the extent, if any specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such assignee(s) or participant(s) would have if they were the Payee hereunder.

     MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR

HEREAFTER EXIST WITH REGARD TO THIS NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO THOSE RELATING TO (A) ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN PAYEE AND MAKER; (B) USURY OR PENALTIES OR DAMAGES THEREFOR; (C) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALING, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY, TRUST OR CONFIDENTIAL RELATIONSHIP); (D) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD, REAL ESTATE FRAUD, MISREPRESENTATION, DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE; (E) ALLEGATIONS OF TORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR (F) SLANDER, LIBEL OR DAMAGE TO REPUTATION. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE REAL PROPERTY ENCUMBERED BY THE MORTGAGE IS LOCATED (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. MAKER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING OUT OF OR RELATING TO THIS NOTE.

     THE PROVISIONS OF THIS NOTE AND THE LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE MAKER AND PAYEE. THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

     Executed as of the day and year first above written.


                                      MAKER:


                                      JAGI CLEVELAND - HUDSON, LLC, a Delaware limited liability company


                                      By Janus American Group, Inc., a Delaware
                                         corporation


                                         By /s/ JAMES E. BISHOP
                                            ------------------------------------
                                            Name:  James E. Bishop
                                            Title: President


                                             SCHEDULE TO EXHIBIT 10.26

                                             OTHER NOTES (FIXED RATE)

                                                        I.
------------------------------------------------------------ ---------------------------------------------------------
                       Name of Maker                         JAGI Cleveland - Independence, LLC, a Delaware limited
                                                             liability company
------------------------------------------------------------ ---------------------------------------------------------
                      Amount of Note                                               $21,800,000
------------------------------------------------------------ ---------------------------------------------------------
                      Monthly Payment                                              $169,557.73
------------------------------------------------------------ ---------------------------------------------------------

                                                        II.

------------------------------------------------------------ ---------------------------------------------------------
                       Name of Maker                         JAGI Montrose West, LLC, a Delaware limited liability
                                                             company
------------------------------------------------------------ ---------------------------------------------------------
                      Amount of Note                                                $3,500,000
------------------------------------------------------------ ---------------------------------------------------------
                      Monthly Payment                                               $27,222.57
------------------------------------------------------------ ---------------------------------------------------------

                                                       III.

------------------------------------------------------------ ---------------------------------------------------------
                       Name of Maker                         JAGI North Canton, LLC, a Delaware limited liability
                                                             company
------------------------------------------------------------ ---------------------------------------------------------
                      Amount of Note                                                $5,400,000
------------------------------------------------------------ ---------------------------------------------------------
                      Monthly Payment                                               $42,000.54
------------------------------------------------------------ ---------------------------------------------------------